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                                                                 Exhibit 10.2(b)

                               WAIVER AND RELEASE
                               ------------------

                   WAIVER AND RELEASE, dated as of July 21, 1998 (this "Agreement"), between PENTON MEDIA, INC., a Delaware corporation ("Penton"), and THOMAS L. KEMP (the "Executive").

                   WHEREAS, Pittway Corporation, which currently owns all of the outstanding capital stock of Penton, has proposed to spinoff Penton to its stockholders, thereby making Penton a public company (the "Spinoff");

                   WHEREAS, in contemplation of the Spinoff, Penton has adopted the Penton Media, Inc. Equity and Performance Incentive Plan (the "Equity Incentive Plan"), which, among other things, provides for the granting to Penton employees of options to purchase common stock, par value $0.01 per share, (the "Common Stock"), of Penton;

                   WHEREAS, Penton and the Executive are parties to an Employment Agreement, dated as of July 25, 1996 (the "Employment Agreement"), pursuant to Paragraph 3(c)(iv)(A) of which the Executive would be entitled to receive, upon consummation of the Spinoff, a grant of options to purchase Common Stock;

                   WHEREAS, Paragraph 19 of the Employment Agreement permits the parties thereto to waive the provisions thereof with the prior written consent of Penton and the Executive;

                   WHEREAS, Penton and the Executive have determined it is in their mutual best interests for the Executive to waive Paragraph 3(c)(iv)(A) of the Employment Agreement and release Penton of its obligations thereunder in consideration for the grant of options to the Executive under the Equity Incentive Plan on the date of the Spinoff; and

                   WHEREAS, Penton, through a resolution passed by the Compensation Committee of Penton's Board of Directors, has granted the Executive, conditioned upon consummation of the Spinoff, an option to purchase 60,000 shares of Common Stock under the Equity Incentive Plan (the "Option Grant").

                   NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Penton and the Executive, Penton and the Executive hereby agree as follows:

                   Effective upon consummation of the Spinoff and issuance of the Option Grant, the Executive hereby waives his right to receive options pursuant to Paragraph 3(c)(iv)(A) of the Employment Agreement and releases Penton of its obligations under such paragraph.





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                   IN WITNESS WHEREOF, Penton and the Executive have duly
executed this Agreement as of this 21st day of July, 1998.




                                      /s/ THOMAS KEMP
                                      -------------------------------------
                                      Thomas Kemp



                                      PENTON MEDIA, INC.


                                      By:      /s/ PRESTON L. VICE
                                      -------------------------------------
                                      Name:    Preston L. Vice
                                      Title:   Senior Vice President


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